SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2014

Xenetic Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-178082	45-2952962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16445 North 91st St., Suite 103, Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 637-8536

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into A Material Definitive Agreement

On January 16, 2014, our wholly-owned subsidiary, General Aircraft, Inc., entered into a Helicopter Lease Agreement (the “Agreement”) with Coast Flight Academy, LLC (“Coast”). Under the Agreement, we have leased our R44 Raven II helicopter to Coast at a fixed rental rate of $200 per hour. Beginning March 1, 2014, Coast will be required to meet a minimum requirement of 40 rental hours per month. The Agreement will terminate on the earlier of: (i) December 31, 2015, or (ii) the helicopter reaching a total time of 2200 hours. The Agreement may also be terminated by either party upon 120 days written notice. Coast will be responsible for hangar parking, insurance, fuel and regular operating oil, and regular maintenance and repairs.

The foregoing is a summary of the material terms of the Agreement, which should be reviewed in its entirety for additional information.

SECTION 9 – FINANCIAL STAETMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits

Exhibit No.	Description
10.1	Helicopter Lease Agreement with Coast Flight Academy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenetic Biosciences, Inc.

/s/ Ari L. Nagler

Ari L. Nagler

President and Chief Executive Officer

Date: January 20, 2014

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